SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):             May 14, 2001
                                                     ---------------------------

                          Community Capital Corporation
    -------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


South Carolina                           0-18460                 57-0866395
--------------                           -------                 ----------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
of Incorporation)                                              Identification


               1402-C Highway 72, Greenwood, South Carolina 29649
             ------------------------------------------------------
          (Address, Including Zip Code of Principal Executive Offices)

                                 (864) 941-8200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                           ---------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         Effective May 14, 2001, CapitalBank, a wholly-owned bank of Community Capital Corporation, consummated its previously announced sale of its five branch offices located in Barnwell, Blackville, Williston, Springfield and Salley, South Carolina (the "Branches"). The sale of the Branches was carried out pursuant to the terms of the Purchase and Assumption Agreement dated January 29, 2001, by and between Enterprise Bank of South Carolina ("Enterprise Bank") and Carolina First Bank as amended by the Amendment to Purchase and Assumption Agreement dated May 14, 2001 by and between CapitalBank and Enterprise Bank (the "Agreement").

         As part of the acquisition of the Branches, Enterprise Bank acquired certain furniture, fixtures, equipment, other tangible personal property, and real property associated with the Branches for a purchase price of approximately $ 3,568,000, acquired loans plus accrued interest at the Branches for a purchase price of approximately $ 49,338,000, and acquired coins and currency at the Branches for a purchase price of approximately $ 566,000 (collectively, the "Assets"). Also, Enterprise Bank acquired deposits at the Branches totaling approximately $ 67,055,000, which included accrued interest and the payment of a premium, and assumed other liabilities totaling approximately $ 24,000 (collectively, the "Liabilities"). The aggregate funds due to CapitalBank from Enterprise Bank for the acquisition of the Assets by Enterprise Bank were credited against the aggregate funds due to Enterprise Bank from CapitalBank for the assumption of the Liabilities by Enterprise Bank. Consequently, upon the closing of the acquisition of the Branches, Enterprise Bank received a net cash payment of approximately $ 7,808,000 from CapitalBank for the difference in the amount of Liabilities assumed and the purchase price of the Assets.

Item 7.  Financial Statements and Exhibits.

         (a) - (b) Not applicable. The acquisitions described above were not the acquisition of a business as defined in Rule 11.01(d) of Regulation S-X.

         (c)  Exhibits.

         Exhibit 2.1 - Purchase and Assumption Agreement dated January 29, 2001, by and between Enterprise Bank of South Carolina and CapitalBank.

         Exhibit 2.2 - Amendment to Purchase and Assumption Agreement dated May 14, 2001 by and between Enterprise Bank of South Carolina and CapitalBank.

         Exhibit 99.1 -  Press Release of Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             COMMUNITY CAPITAL CORPORATION



Date: May 16, 2001           By: /s/ R. Wesley Brewer
                                 ----------------------------------------------

                                 R. Wesley Brewer
                                 Senior Vice President & Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit

2.1 Purchase and Assumption Agreement dated January 29, 2001 by and between CapitalBank and Enterprise Bank of South Carolina.

2.2 Amendment to Purchase and Assumption Agreement dated May 14, 2001 by and between CapitalBank and Enterprise Bank of South Carolina.

99.1              Press Release of Community Capital Corporation.